EXHIBIT 10.51.1

SUBSIDIARY GUARANTY SUPPLEMENT, dated as of January __ 2007, made by Vistachiara Productions, Inc., a Delaware corporation (the “Additional Guarantor”), in favor of and for the benefit of the Purchasers. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guaranty referred to below.

W I T N E S S E T H:

WHEREAS, Access Integrated Technologies, Inc., a Delaware corporation , the Purchasers, among others, have entered into a Securities Purchase Agreement, dated as of October 5, 2006 (as amended, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”);

WHEREAS, in connection with the Securities Purchase Agreement, certain of the Company’s Subsidiaries (other than the Additional Guarantor) have entered into a Subsidiary Guaranty, dated as of October 5, 2006, (as amended, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of and for the benefit of the Purchasers;

WHEREAS, the Securities Purchase Agreement requires the Additional Guarantor to become a party to the Guaranty; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Subsidiary Guaranty Supplement in order to become a party to the Guaranty;

NOW, THEREFORE, IT IS AGREED:

1.            Guaranty. By executing and delivering this Subsidiary Guaranty Supplement, the Additional Guarantor, as provided in Section 5.11 of the Guaranty, hereby becomes a party to the Guaranty as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. In furtherance of the foregoing, the Additional Guarantor, as security for the payment and performance in full of the Obligations, does jointly and severally with the other Guarantors, unconditionally and irrevocably guarantee the prompt and complete payment and performance by the Company when due (whether at the stated maturity by acceleration or otherwise) of the Company Obligations. Each reference to a “Subsidiary” or a “Guarantor” in the Guaranty shall be deemed to include the Additional Guarantor. The Guaranty is hereby incorporated herein by reference. The Additional Guarantor hereby represents and warrants as to itself that each of the representations and warranties contained in Section 3 of the Guaranty applicable to it is true and correct on and as the date hereof (after giving effect to this Subsidiary Guaranty Supplement) as if made on and as of such date.

2.            Representations of Additional Guarantor. The Additional Guarantor represents and warrants to the Purchasers that this Subsidiary Guaranty Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

3.            Counterparts; Binding Effect. This Subsidiary Guaranty Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. This Subsidiary Guaranty Supplement shall become effective when (a) each Purchaser shall have received a counterpart of this Subsidiary Guaranty Supplement that bears the signature of the Additional Guarantor and (b) the each Purchaser has executed a counterpart hereof. Delivery of an executed counterpart of a signature page of this Subsidiary Guaranty Supplement by telecopy shall be effective as delivery of a manually executed counterpart of this Subsidiary Guaranty Supplement.

4.            Full Force and Effect. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

5.            Severability. Any provision of this Subsidiary Guaranty Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability in such jurisdiction of the remaining provisions hereof and of the Guaranty; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.            Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.2 of the Guaranty. All communications and notices hereunder to the Additional Guarantor shall be given to it at the address set forth under its signature below.

7.            Fees and Expenses. The Additional Guarantor agrees to reimburse the each Purchaser for its reasonable out-of-pocket expenses in connection with this Subsidiary Guaranty Supplement, including the reasonable fees and other charges of counsel to each Purchaser.

8.            GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS SUBSIDIARY GUARANTY SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF

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CONFLICTS OF LAW THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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IN WITNESS WHEREOF, the undersigned has caused this Subsidiary Guaranty Supplement to be duly executed and delivered as of the date first above written.

VISTACHIARA PRODUCTIONS, INC.

Address to Notice:

c/o Access Integrated Technologies, Inc.

55 Madison Avenue

Suite 300

Morristown, NJ 07960

With a copy to (which shall not constitute notice):

Kelley Drye & Warren LLP

101 Park Avenue

New York, NY 10178

Attention: Jonathan Cooperman

By:	/s/ A. Dale Mayo
Name: A. Dale Mayo Title: CEO

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